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                                                                   EXHIBIT 4.3

                              FORM OF RIGHTS CERTIFICATE

CONTROL No. _________                             Number of Rights ___________

                       VOID IF NOT RECEIVED BY THE RIGHTS AGENT
                         BEFORE 5:00 P.M. NEW YORK CITY TIME
                                   ON MAY 31, 2000

                            BIONOVA HOLDING CORPORATION
                         SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

     As the registered owner of this Rights Certificate, you are the owner of the number of Rights shown above. Each Right entitles you to subscribe for one share of common stock, par value $.01 per share, of Bionova Holding Corporation. You may subscribe for such shares at the subscription price of $5.75 per share. The other terms and conditions of these Rights are set forth in the enclosed Prospectus.

     You have been issued three (3) Rights every four (4) shares of common stock that you held on __________, 1999. You have not been issued fractional Rights, but instead your number of Rights was rounded up to the nearest whole Right.

--------------------------------------------------------------------------------
                       SAMPLE CALCULATION OF SUBSCRIPTION RIGHT

Shares of Common Stock owned on ____________, 1999: ___ x .75 = _____ shares you are entitled to purchase (round up fractions of shares)
--------------------------------------------------------------------------------

                       THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

     The Rights are transferable but there is currently no active trading market for the Rights. The Company does not intend to apply for a listing or quotation of the Rights on any stock exchange or stock market.

     You have three choices:

     1.   You can subscribe for all of the new shares listed in the box above.

     2. You can subscribe for less than the number of new shares listed in the box above and transfer the rest of your Rights or allow them to expire; or

     3. If you do not want to purchase any additional shares, you can transfer all of your Rights or disregard this material.

     TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES OR TRANSFER YOUR RIGHTS.

Attest:                                      BIONOVA HOLDING CORPORATION

By:                                By:
    ----------------------------       ---------------------------------
    Name:                              Name:
         -----------------------            ----------------------------
    Title:                             Title:
          ----------------------             ---------------------------

                                             Control No.
                                                        --------------

                                             Account No.
                                                        --------------
                                             No. of Rights:
                                                           -----------

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                     [REVERSE SIDE OF RIGHTS CERTIFICATE]

                    DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

BY FIRST CLASS MAIL:                    BY HAND OR OVERNIGHT COURIER:

The Bank of New York Company, Inc.      The Bank of New York Company, Inc.
Tender & Exchange Department            Tender & Exchange Department
P.O. Box 11248                          101 Barclay Street
Church Street Station                   Receive and Deliver Window
New York, New York 10286-1248           New York, New York 10286

     Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

     Delivery by facsimile will not constitute valid delivery.

                   PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION RIGHT OR A PORTION THEREOF:

     I apply for                  shares X $5.75 =   $
                ------------------                    ----------------
               (No. of new shares)                   (Amount Enclosed)

TO SUBSCRIBE: I acknowledge that I   TO TRANSFER RIGHTS: For value
have received the Prospectus for     received, ____ of the Rights represented
this offer and I hereby irrevocably  by this Subscription Certificate are
subscribe for the number of shares   assigned to:
indicated above on the terms and
conditions specified in the
Prospectus. I hereby agree that if
I fail to pay for the shares of
common stock for which I have
subscribed, the Company may
exercise its legal remedies
against me.

                                     --------------------------------------
                                     (Print Full Name of Assignee)

-----------------------------------  --------------------------------------
                                     (Print Full Address)

-----------------------------------  --------------------------------------
Signature(s) of Subscriber(s)        Signature(s) of Assignor(s)

Please give your telephone number:   IMPORTANT:  The Signature(s) must
(   )                                correspond in every particular, without
     -------------------             alteration, with the name(s) as printed on
                                     the reverse of this Rights Certificate.

-----------------------------------
                                     Your Signature must be guaranteed by: (a) a
-----------------------------------  commercial bank or trust company, (b) a member firm of a domestic stock exchange,
-----------------------------------  or (c) a credit union.

Address for delivery of shares if
other than shown on front.

                                     Signature Guaranteed:
                                                          ----------------------
                                                          (Name of Bank or Firm)

                                     By:
                                        ----------------------------------------
                                                (Signature of Officer)

YOU MUST HAVE YOUR SIGNATURE
GUARANTEED IF YOU WISH TO HAVE YOUR
SHARES DELIVERED TO AN ADDRESS
OTHER THAN THAT SHOWN ON THE FRONT
OF THIS CERTIFICATE.

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If permanent change of address,
check here [_]

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO THE BANK OF NEW YORK COMPANY, INC., AS RIGHTS AGENT.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE DATE UPON WHICH YOU EXERCISE YOUR RIGHTS.

ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.